                                                                    EXHIBIT 99.1


                         [NABORS INDUSTRIES LETTERHEAD]


         NABORS POST FIRST QUARTER NET INCOME OF $0.28 PER DILUTED SHARE

HOUSTON, TEXAS, APRIL 18, 2002, NABORS INDUSTRIES INC. (AMEX: NBR) today reported its financial results for the first quarter of 2002. Income derived from operating activities(1) was $61.1 million compared to $124.0 million in the prior year and $85.3 million in the sequential quarter ended December 31, 2001. Net income was $41.9 million or $0.28 per diluted share compared to $83.1 million or $0.51 per share in the prior year and $62.1 million or $0.41 per share in the fourth quarter of 2001. Operating revenues for the quarter were $360.8 million compared to $513.8 million in the prior year and $428.9 million in the fourth quarter of 2001.

Gene Isenberg, Nabors Chairman and Chief Executive Officer commented on the results, "I am relatively pleased with our first quarter performance considering the extent of contraction in activity and pricing we have experienced in our North American natural gas directed markets. Our Alaskan and international businesses all fared quite well in the first quarter, bolstering our consolidated results. In Alaska, results for both our drilling operation and Peak joint venture were seasonally strong with a high level of winter exploration activity partially offset by lower development drilling in the Prudhoe Bay area as a result of earlier announced drilling program curtailments by BP. Internationally, our offshore and land operations each showed large year to year improvements as a result of the late year 2001 deployments of a number of higher margin rigs on longer-term contracts. Canada had a strong quarter although not as good as earlier expected due to the lower level of gas related drilling.

The largest quarter-to-quarter variance came from our US lower 48 land drilling business as the number of working rigs and their average margins continued to slip. The rig activity in this unit has been relatively stable since the beginning of the year and is still at a level that approximates the first quarter's average. We do expect a further decline in our average margins during the second quarter, as they reach the current renewal margin, which has been stable for some time now. Our offshore, Gulf of Mexico and US land well servicing businesses also registered significant sequential declines in income, as weaker commodity prices resulted in lower levels of activity. Our offshore transportation, manufacturing and logistics businesses all posted lower results along with the general decline in US land and Gulf of Mexico activity.

The quarter brought several significant developments, the most notable of which were the announcements of our pending acquisition of Enserco Energy Services and the proposal to our shareholders to reincorporate in Bermuda. Both moves serve to increase our global position and enhance our international competitiveness. We also completed the acquisition of a third jackup in our international unit and a small software company within our EPOCH data acquisition and management business. We also made progress in our efforts to develop alliances with our larger customers.

---------------------

(1) "Income derived from operating activities" has historically been referred to as "operating income" by us. It is computed by subtracting: direct costs, general and administrative expenses and depreciation and amortization from operating revenues, then adding earnings from unconsolidated affiliates.

Going forward we expect to see further improvements in our international businesses with a number of further rig deployments particularly in the Middle East and continued strong bid prospects. Our US land well servicing unit expects to see some pickup in rig hours throughout the remainder of the year. In our US land, Gulf of Mexico and Canadian gas directed businesses we are increasingly confident of a significantly improved second half outlook. In the near-term however, we do expect further erosion in our results with lower average margins in US land drilling and continued weakness in the Gulf of Mexico. The near-term outlook in Canada has deteriorated with the seasonal spring thaw and a weaker than expected industry outlook in the near months. Our Alaskan business also expects to see a seasonal drop in the second quarter with the cessation of winter exploration activity and scaled back activity in existing field development programs.

Our overall outlook both internationally and domestically continues to be quite bullish over the longer-term although the exact pace and timing of the pending recovery in North America still lacks total clarity."

The Nabors companies own and operate over 500 land drilling and 740 land workover and well-servicing rigs worldwide. Offshore, Nabors operates 44 platform, 15 jack-ups, and three barge rigs in the domestic and international markets. Nabors also operates 30 marine transportation and support vessels in the Gulf of Mexico. In addition, Nabors manufactures top drives and drilling instrumentation systems and provides comprehensive oilfield hauling, engineering, civil construction, logistics and facilities maintenance, and project management services. Nabors participates in most of the significant oil, gas and geothermal markets in the world.

The information above includes forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. Such forward-looking statements are subject to certain risks and uncertainties, as disclosed by Nabors from time to time in its filings with the Securities and Exchange Commission. As a result of these factors, Nabors' actual results may differ materially from those indicated or implied by such forward-looking statements.


================================================================================
Nabors Industries, Inc. stock is listed on the American Stock Exchange (NBR). For further information, please contact Dennis A. Smith, Director of Corporate Development at (281) 775-8038. To request Investor Materials, call Angela Ridgell at (281) 775-8063.

                    NABORS INDUSTRIES, INC. AND SUBSIDIARIES

                        CONSOLIDATED STATEMENTS OF INCOME
                   THREE MONTHS ENDED MARCH 31, 2002 AND 2001

                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                                                 (UNAUDITED)
                                                                         THREE MONTHS ENDED MARCH 31,
                                                                         ----------------------------
                                                                              2002            2001
                                                                           ---------        --------
Revenues and other income:
   Operating revenues                                                      $360,805         $513,834
   Earnings from unconsolidated affiliates                                   10,966           10,247
   Interest income                                                            9,251           13,260
   Other income, net                                                            699            9,268
                                                                           --------         --------
      Total revenues and other income                                       381,721          546,609
                                                                           --------         --------
Costs and other deductions:
   Direct costs                                                             234,367          323,236
   General and administrative expenses                                       32,666           33,086
   Depreciation and amortization                                             43,681           43,730
   Interest expense                                                          14,615           12,464
                                                                           --------         --------
      Total costs and other deductions                                      325,329          412,516
                                                                           --------         --------
Income before income taxes and extraordinary loss                            56,392          134,093
                                                                           --------         --------
Income taxes:
  Current                                                                     4,443           14,935
  Deferred                                                                    9,880           36,020
                                                                           --------         --------
    Total income taxes                                                       14,323           50,955
                                                                           --------         --------
Income before extraordinary loss                                             42,069           83,138
Extraordinary loss, net of income taxes of $75                                 (127)              --
                                                                           --------         --------
Net income                                                                 $ 41,942         $ 83,138
                                                                           ========         ========
Earnings per share (1):
   Basic:
      Before extraordinary loss                                            $    .30         $    .57
      Extraordinary loss, net                                                    --               --
                                                                           --------         --------
      Net income                                                           $    .30         $    .57
                                                                           --------         --------
   Diluted:
     Before extraordinary loss                                             $    .28         $    .51
     Extraordinary loss, net                                                     --               --
                                                                           --------         --------
     Net income                                                            $    .28         $    .51
                                                                           --------         --------
Weighted average number of shares outstanding:
  Basic                                                                     140,970          146,696
                                                                           --------         --------
  Diluted                                                                   154,768          170,261
                                                                           --------         --------
Income derived from operating activities (2)                               $ 61,057         $124,029
                                                                           ========         ========

(1)     See "Computation of Per Share Earnings" included as a separate schedule.

(2) Income derived from operating activities is computed by: subtracting direct costs, general and administrative expenses, and depreciation and amortization expense from Operating revenues and then adding Earnings from unconsolidated affiliates. Such amounts should not be used as a substitute to those amounts reported under accounting principles generally accepted in the United States of America. However, management does evaluate the performance of its business units and the consolidated company based on income derived from operating activities because it believes that this financial measure is an accurate reflection of the ongoing profitability of our company.

                      CONDENSED CONSOLIDATED BALANCE SHEETS
                   AS OF MARCH 31, 2002 AND DECEMBER 31, 2001

                          (IN THOUSANDS, EXCEPT RATIOS)


                                                                               (UNAUDITED)
                                                                         MARCH 31,      DECEMBER 31,
                                                                          2002              2001
                                                                       ----------       ------------
ASSETS
Cash and marketable securities                                         $  629,869        $  541,612
Accounts receivable, net                                                  324,558           361,086
Other current assets                                                      131,410           128,248
                                                                       ----------        ----------
     Total current assets                                               1,085,837         1,030,946
Marketable securities                                                     236,489           377,025
Property, plant and equipment, net                                      2,488,689         2,433,247
Goodwill, net                                                             199,193           199,048
Other long-term assets                                                    166,573           111,649
                                                                       ----------        ----------
     Total assets                                                      $4,176,781        $4,151,915
                                                                       ==========        ==========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current portion of long-term obligations                               $      536        $    2,510
Other current liabilities                                                 307,075           327,620
                                                                       ----------        ----------
     Total current liabilities                                            307,611           330,130
Long-term obligations                                                   1,569,351         1,567,616
Other long-term liabilities                                               370,753           396,303
                                                                       ----------        ----------
     Total liabilities                                                  2,247,715         2,294,049
Stockholders' equity                                                    1,929,066         1,857,866
                                                                       ----------        ----------
     Total liabilities and stockholders' equity                        $4,176,781        $4,151,915
                                                                       ==========        ==========
Total cash and marketable securities                                   $  866,358        $  918,637
Working capital                                                        $  778,226        $  700,816

Funded debt to capital ratio:
    - Gross                                                                0.45:1            0.46:1
    - Net of cash and marketable securities                                0.27:1            0.26:1

                        COMPUTATION OF PER SHARE EARNINGS
                   THREE MONTHS ENDED MARCH 31, 2002 AND 2001

                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

A reconciliation of the numerators and denominators of the basic and diluted earnings per share computations is as follows:

                                                                                      (UNAUDITED)
                                                                              THREE MONTHS ENDED MARCH 31,
                                                                              ----------------------------
                                                                                 2002              2001
                                                                               ---------         --------
Net Income (numerator):
   Income before extraordinary loss                                            $  42,069         $ 83,138
   Extraordinary loss, net                                                          (127)              --
                                                                               ---------         --------
   Net income - basic                                                             41,942           83,138
   Add interest expense on assumed conversion of our
      zero coupon convertible senior debentures, net of tax (1):
        $825 million due 2020                                                      1,873            1,997
        $1.381 billion due 2021                                                       --            2,000
                                                                               ---------         --------
     Adjusted net income - diluted                                             $  43,815         $ 87,135
                                                                               ---------         --------
   Earnings per share:
    Basic:
      Before extraordinary loss                                                $     .30         $    .57
      Extraordinary loss, net                                                         --               --
                                                                               ---------         --------
      Net income                                                               $     .30         $    .57
                                                                               ---------         --------
   Diluted:
      Before extraordinary loss                                                $     .28         $    .51
      Extraordinary loss, net                                                         --               --
                                                                               ---------         --------
      Net income                                                               $     .28         $    .51
                                                                               ---------         --------
Shares (denominator):
   Weighted average number of shares outstanding - basic                         140,970          146,696
   Net effect of dilutive stock options and warrants based
      on the treasury stock method                                                 5,691            8,735
   Assumed conversion of our zero coupon
      convertible senior debentures (1):
        $825 million due 2020                                                      8,107            8,859
        $1.381 billion due 2021                                                       --            5,971
                                                                               ---------         --------
   Weighted average number of shares outstanding -diluted                        154,768          170,261
                                                                               ---------         --------

(1) Diluted earnings per share for 2001, reflects the assumed conversion of our $825 million and $1.381 billion zero coupon convertible senior debentures, as the conversion in that period would have been dilutive.

Diluted earnings per share for 2002, reflects the assumed conversion of our $825 million zero coupon convertible senior debentures, as the conversion in that period would have been dilutive. The conversion of the $1.381 billion zero coupon convertible senior debentures is not assumed, as the conversion in that period would have been anti-dilutive.